Exhibit 10.2
CORE AMENDMENT
TO
VENDOR AGREEMENT
THIS CORE AMENDMENT to VENDOR AGREEMENT is dated the 31st day of March, 2009 (“Amendment”), and is attached and made part of the Vendor Agreement dated March 31, 2009 (the “Vendor Agreement”), by and between AutoZone Parts, Inc. (“AutoZone”) and Motorcar Parts of America, Inc. (“MPA”), and is likewise incorporated in and made a part of any subsequent amendment to the Vendor Agreement or superceding Vendor Agreement between Vendor and AutoZone. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
1.	The parties hereby agree that the Agreement is hereby modified follows:
     (a) On March 31, 2009, (the “Effective Date”), MPA agrees to purchase approximately $[*] of alternator and starter cores from AutoZone (“Cores”). The Cores are identified on Exhibit A of this Amendment.
     (b) MPA hereby promises to pay to the order of AutoZone approximately $[*] for the Cores (“Core Credit Amount”), which amount will be agreed to by the parties no later than May 2, 2009.
     (c) Notwithstanding the foregoing and for so long as no Event of Default (as defined below) exist hereunder, AutoZone hereby agrees to take, in lieu of installment or lump sum payments from MPA for the Core Credit Amount, monthly credits for the Core Credit Amount commencing May 2, 2009, and continuing through August 2, 2009, period as follows:
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Any adjustment necessary to reflect the actual amount of the Core Credit Amount shall be reflected in the August 2, 2009 final credit amount. These credits shall be credited against Vendor invoices for purchases by AutoZone and its subsidiaries and affiliates. MPA shall issue all applicable credits for the Core Credit Amount to AutoZone no later than August 2, 2009. AutoZone shall be entitled to offset all or a portion of the balance of the Core Credit Amount against amounts AutoZone owes to Vendor at any time in accordance with the terms of the Agreement.
     (d) Should Vendor fail to make any payment set forth above, MPA agrees that AutoZone shall be entitled to seek all remedies available at law or equity in order to enforce the payment of this obligation in order to satisfy the underlying indebtedness.
     (e) Upon default of any payment due under this Amendment or failure to pay any installment of the Core Credit Amount required herein, the entire balance shall be immediately due and payable. Any remedy of AutoZone upon default of MPA shall be cumulative and not exclusive and choice of remedy shall be at the sole election of AutoZone. MPA agrees to pay all costs of collection, including reasonable attorney’s fees, whether or not any suit, civil action, or other proceeding at law or in equity, is commenced. MPA waives demand, presentment for payment, protest and notice of protest and nonpayment of any amount
This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the
Confidentiality Agreement entered into between the parties.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

due under this Amendment and expressly agrees to remain bound for the payment of Core Credit Amount and other sums provided for by the terms of this Amendment, notwithstanding any extension or extensions of the time of, or for the payment of, Core Credit Amount.
     (f) The occurrence of any of the following shall be “Events of Default” hereunder:
(i)	MPA breaches the terms of this Amendment or the Vendor Agreement and fails to cure the same within any applicable cure period;

(ii)	MPA is or becomes the subject of any bankruptcy, insolvency, reorganization or appointment of receiver petition or proceeding (whether voluntary or involuntary) and such petition or proceeding is not dismissed within 30 days of the commencement of the same; or

(iii)	MPA admits in writing insolvency or the inability to pay its debts generally as they become due.
2.	The parties hereby agree that the following documents are hereby attached to and incorporated into the Vendor Agreement by reference (the “Additional Documents”):
•	Amendment No. 1 to Vendor Agreement dated August 22, 2006

•	Addendum No. 1 to Amendment No. 1 to Vendor Agreement dated January 8, 2007

•	Lift Addendum #1 to Vendor Agreement dated July 7, 2008
3.	This Amendment shall take precedence in the event any terms and conditions of the Vendor Agreement or the Additional Documents conflicts herewith. Except as provided herein, all other terms and conditions of the Vender Agreement and the Additional Documents shall remain in full force and effect and are hereby ratified and confirmed.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the 31st day of March, 2009.

MOTORCAR PARTS OF AMERICA, INC.		AUTOZONE PARTS, INC.

By:	/s/ Selwyn Joffe	By:	/s/ [*]

Name:	Selwyn Joffe	Name:	[*]

Title:	CEO, President, Chairman	Title:	VP Merchandising

Date:	4/22/09	Date:	4/27/09

		By:	/s/ [*]

		Name:	[*]

		Title:	SVP Merchandising

		Date:	4/27/09

This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the
Confidentiality Agreement entered into between the parties.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A
[*]

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.